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                                                                   EXHIBIT 10.17
                                 LEASE AGREEMENT
                                 ---------------


     THIS LEASE AGREEMENT, made and entered into by and between 1052 WEST PEACHTREE, LLC, a Georgia limited liability company (hereinafter referred to as "Landlord"), and INFLOW, INC., a Delaware corporation (hereinafter referred to as "Tenant"):


                                  WITNESSETH:

1.   PREMISES. For and in consideration of the obligation of Tenant to pay rent
     --------
as herein provided, and in consideration of the other terms, provisions and covenants hereof, Landlord hereby demises and leases to Tenant, and Tenant hereby leases from Landlord certain premises situated within the County of Fulton, State of Georgia, known as approximately 35,191 usable square feet (as determined by ANSI/BOMA Standard Z64.1-1 996) of office space as shown on the site plan attached hereto as Exhibit "B" and incorporated herein by reference
                             -----------
(hereinafter referred to as the "Premises"), and located in a 35,191 square foot facility known as 1052 West Peachtree Street, Atlanta, Georgia (hereinafter referred to as the "Building", which is located on the real property described in Exhibit "A" attached hereto and incorporated herein by reference (herein
   -----------
referred to as the "Land"). Within ten (10) days after the date of this Lease, Landlord shall provide Tenant with a certification from a certified engineer stating the usable square footage of the Premises and the Building. Tenant and its employees, agents, customers and invitees shall also have the right to the free use of the common areas of the Building and the Land, and Tenant shall have the exclusive right to use the parking area indicated on Exhibit "B," which
                                                         ----------
parking area Landlord warrants contains adequate parking for at least forty-six
(46) standard sized automobiles (subject, however, to the provisions of paragraph 28). Tenant shall also have the exclusive right to use, at no additional charge, the portion of the Land indicated on Exhibit "B" for
                                                        -----------
installation of Tenant's generators, HVAC equipment and other equipment.

     TO HAVE AND TO HOLD the Premises for the Demised Term, as hereinafter defined.

2.   TERM. The term of this Lease (hereinafter referred to as the "Demised
     ----
Term") shall be for a period commencing on the Commencement Date, as hereinafter defined, and ending one hundred twenty (120) months thereafter, unless sooner terminated or extended as provided in this Lease; provided, however, that, in the event the Commencement Date is not the first day of a calendar month, the Demised Term shall extend for the remainder of the calendar month in which the Commencement Date occurs plus said number of months.

The "Commencement Date" shall be June 15, 2000; provided, however, that such June 15 date shall be extended for one day for each day beyond February 15, 2000 (the "Delivery Date") until Tenant is permitted to take possession of the Premises for purposes of commencing Tenant's improvements. Landlord shall deliver possession of the Premises to Tenant no later than the Delivery Date in order for Tenant to commence construction of Tenant's initial improvements. The initial Tenant improvements shall be constructed by Tenant pursuant to plans and specifications referenced on Exhibit "C".
                             -----------

3.   BASE RENT Tenant agrees to pay Landlord rent for the Premises, in advance,
     ---------
without demand, deduction or set off, on or before the first (1st) day of each calendar month during the Demised Term at the following rates:


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            Months:       Monthly Rental:   Annual Rent:
           --------       ---------------   ------------
             1-12           $39,590.00      $475,080.00
            13-24           $40,777.70      $489,332.40
            25-36           $42,001.03      $504,012.37
            37-48           $43,261.06      $519,132.74
            49-60           $44,558.89      $534,706.73
            61-72           $45,895.66      $550,747.93
            73-84           $47,272.53      $567,270.37
            85-96           $48,690.71      $584,288.48
            97-108          $50,151.43      $601,817.13
           109-120          $51,655.97      $619,871.64

     One monthly rent installment in the sum of $39,590.00 shall be due and payable on the date hereof, with the second (2nd) full monthly rent installment being due on the first day of the second (2nd) full calendar month of the Demised Term. The rental payment for any fractional calendar month at the commencement or end of the Demised Term shall be prorated on the basis of a thirty-day month.

     In the event any monthly installment of rent is not paid to Landlord by the fifth (5th) day of a respective month, without in any way implying Landlord's consent to such late payment, Tenant agrees to pay, in addition to said installment, a late payment charge equal to five percent (5%) of such installment.

4.      USE. The Premises shall be used only for general office purposes,
        ---
computer and telecommunications equipment room (including, without limitation, collocation services to Tenant's customers) and for no other use or purpose without the prior written consent of Landlord. Except as otherwise permitted in this Lease, outside storage, including without limitation, trucks and other vehicles, is prohibited without Landlord's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. Tenant shall at its own cost and expense obtain any and all other licenses and permits necessary for any such use. Landlord represents to the best of its knowledge and belief that applicable governmental laws, ordinances and regulations permit the use of the Premises for general offices and computer and telecommunications equipment room, and that the Premises is in compliance with all such applicable laws, ordinances and regulations. During the Demised Term, Landlord shall comply with all such applicable governmental laws, ordinances and regulations regarding the Premises, the Building and the Land except to the extent Tenant must comply under this Paragraph. Tenant shall comply with all governmental laws, ordinances and regulations applicable to its specific use of the Premises, and shall promptly comply with all governmental orders and directives for the correction, prevention and abatement of nuisances caused by Tenant or its agents, employees, customers or invitees in or upon, or connected with, the Premises, all at Tenant's sole expense. Tenant shall not permit any objectionable or unpleasant odors, smoke, dust, gas, noise or vibrations to emanate from the Premises, nor take any other action which would constitute a nuisance. Without Landlord's prior written consent, Tenant shall not receive, store or otherwise handle any product, material or merchandise which is explosive or highly inflammable. Tenant will not permit the Premises to be used for any purpose or in any manner (including, without limitation, any method of storage) which would render the insurance thereon void or the insurance risk more hazardous (unless Tenant agrees to pay any increased premiums) or cause the State Board of Insurance or other insurance authority to disallow any sprinkler credits. Tenant shall not use the Premises for the generation, storage, transportation or disposal of dangerous, toxic or hazardous materials, chemicals, wastes or similar substances; provided, however,

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that Tenant may use materials or substances in small quantities as are typically used in an office building and in a telecommunications and computer equipment room, and materials required for cleaning and maintaining computer and telecommunications equipment and batteries and fuel for Tenant's equipment and fixtures.

5.   TAXES.
     -----

     (a) Landlord agrees to pay before delinquency, all taxes, assessments and governmental charges of any kind and nature whatsoever (hereinafter collectively referred to as "taxes") lawfully levied or assessed against the Premises; provided, however, that the amount of taxes to be paid by Landlord hereunder for the Premises shall be proportionately reimbursed to it by Tenant, pursuant to Paragraph 8.

     (b) If at any time during the term of this Lease, the present method of taxation shall be changed so that in lieu of the whole or any part of any taxes, assessments or governmental charged, levied, assessed or imposed on real estate and the improvements thereon, there shall be charged, levied, assessed or imposed on Landlord a capital levy or other tax directly on the rents received therefrom and/or a franchise tax, assessment, levy or charge measured by or based, in whole or in part, upon such rents for the present or any future building or buildings on the Premises, then all such taxes, assessments, levies or charges, or the part thereof so measured or based, shall be deemed to be included within the term "taxes" for the purposes hereof.

          (1) Landlord shall have the right (but no obligation unless Tenant requests Landlord to do so) to employ a tax consulting firm to attempt to assure a fair tax burden on the building or buildings in which the Premises are located and grounds surrounding the Premises within the applicable tax jurisdiction. Tenant shall pay to Landlord upon demand from time to time, as additional rent, the amount of Tenant's "proportionate share" (as defined in subparagraph 8(e) herein) of the cost of such service provided that such firm is successful in reducing the taxes, but in no event shall Tenant's share exceed the amount of the reduction in taxes attributable to Tenant unless Tenant has requested Landlord to employ such services.

          (2) Any payment to be made pursuant to this Paragraph 5 shall be prorated in the event any portion of the Demised Term is not within a full real estate tax year.

6.   LANDLORD'S REPAIRS. Landlord shall at its expense maintain only the roof,
     ------------------
foundation, the structural soundness of the exterior walls of the Premises, the Building and the Land in good and safe working order and repair, reasonable wear and tear excepted, and in a condition at least comparable to other first class office buildings in the Atlanta, Georgia metropolitan area. Tenant shall repair and pay for any damage caused by the negligence of Tenant, or Tenant's employees, agents or invitees, or caused by Tenant's default hereunder. The term "walls" as used herein shall not include windows, glass or plate glass, doors, special store fronts or office entries. Tenant shall within a reasonable amount of time give Landlord written notice of defect or need for repairs, after which Landlord shall have reasonable opportunity to repair same or cure such defect. So long as Landlord proceeds' with reasonable diligence to cure any defect or perform any repairs or maintenance, Landlord's liability with respect to any defects, repairs or maintenance for which Landlord is responsible under any of the provisions of this Lease shall be limited to the cost of such repairs or maintenance or the curing of such defect, unless such defect is caused by Landlord's negligence or intentional misconduct.

7.   TENANT'S REPAIRS.
     ----------------

     (a) Tenant shall at its own cost and expense keep and maintain all parts of the Premises (except those for which Landlord is expressly responsible under the terms of this Lease) in good condition, promptly making all necessary repairs and replacements, including but not limited to, windows, glass and plate glass, doors, any special office entry, interior walls and finish work, floors and floor covering, heating and air conditioning systems, plumbing work and fixtures within the Premises, interior termite and pest extermination within the Premises. Tenant shall also be responsible for security within the Premises and regular removal of trash and debris at and from the Premises.

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     (b) Tenant shall provide Landlord with prior notice of any repair to be undertaken by Tenant and such other information as Landlord may reasonably request with respect to such repair, except such notice shall not be required if immediate repair is necessary for security or safety reasons or to prevent the disruption of services to the Premises.


8.   COMMON AREA COSTS. Tenant shall pay, as additional rent, to Landlord
     -----------------
Tenant's "proportionate share" of the reasonable cost and expense of all "Operating Costs" (as hereinafter defined) for the Building and the care for grounds around the Building (but specifically excluding all costs and expenses related to any portion of the Land not used by Tenant, including, without limitation, the parking area leased by Landlord to third parties), including, but not limited to the mowing of grass, maintenance of parking areas, entrances and driveways, security lighting, landscape maintenance and irrigation, water and sewer charges. Payment shall be made on the first day of each month based on the projected cost of such maintenance. At the end of each year, Landlord shall determine the actual costs of such maintenance. Any additional costs due from Tenant based on the actual costs shall be promptly paid by Tenant. Any savings will be, at Tenant's option, either credited against the following years payments or refunded to Tenant. Tenant shall also be responsible for all of its janitorial and trash removal and all other expenses related directly to the operation of Tenant's business. The books and records maintained reflecting common area maintenance costs shall be made available for Tenant's inspection at reasonable times.

     a. "Operating Costs" shall mean any and all reasonable costs, expenses and disbursements of every kind and character (subject to the limitations set forth below) which Landlord shall actually incur or pay in connection with the ownership of any estate or interest in the Project ["Project" shall mean the Land and the Building and other structures, improvements, fixtures, and appurtenances now or hereafter placed, constructed or erected thereon.] or the operation, maintenance, repair, replacement and security of the Project determined in accordance, with the generally accepted accounting principles consistently applied, including, but not limited to, the following:

     (i)    Taxes and insurance appertaining to the Project.

     (ii) Wages and salaries of all employees engaged in the operation, repair, replacement, maintenance, and security of the Project, including taxes, insurance and benefits relating thereto.

     (iii) All supplies and materials used in the operation, maintenance, repair, replacement, and security of the Project.

     (iv) Cost of all common utilities including water and lighting for the Project.

     (v) Cost of all maintenance and service agreements on equipment, including alarm service, window cleaning and elevator maintenance.

     (vi) Cost of casualty, liability and other insurance applicable to the Project or Landlord's personal property used in connection therewith.

     (vii) All taxes and assessments and governmental charges, whether federal, state, county or municipal, and whether they be by taxing districts or authorities presently taxing or by others, subsequently created or otherwise, and any other taxes and assessments imposed upon or attributable to the Project, its operation or the base rental or additional rent without reference to other income of Landlord.

     (viii) Cost of repairs, replacements, and general maintenance of the Project.

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     (ix)   Cost of service or maintenance contracts with independent
            contractors for the operation, maintenance, repair, replacement, or security of the Project.

     (x)    Cost of maintaining accounting books and records.

     (xi) Costs of contractual management or administration fees and other costs directly related to the on-site management of the Project (but not to exceed nine percent (9%) of Operating Costs).

     (xii) Cost of trash removal, garbage, snow and ice removal; servicing, replacing, equipping and maintenance of all electrical, security and fire alarms, fire pumps, sprinkler systems and fire extinguishers and hose cabinets; guard services, painting; window cleaning and landscaping and gardening.

     (xiii) The amortization (together with reasonable financing charges) of capital expenditures (including labor and materials) required by any governmental or regulatory authority as the result of changes in applicable laws after the Commencement Date, and capital expenditures (including labor and materials) for energy related equipment (but only to the extent of reductions in Operating Costs).

Specifically excluded from the definition of the term "Operating Costs" are expenses for repairs, replacements and general maintenance to the extent paid by proceeds of insurance (or, if Landlord fails to maintain the insurance required under this Lease, to the extent such items would be covered by the insurance required to be maintained by Landlord under this Lease) or by Tenant or other third parties, alterations attributable solely to tenants of the Building other than Tenant; interest, amortization or other payments on loans to Landlord whether secured or unsecured; depreciation of the Project, leasing commissions, advertising and marketing costs; legal expenses; salaries of officers, executives, employees and agents not directly involved in the on-site operation of the Project; state, federal or local income taxes, excess profits or franchise taxes or other such taxes imposed on or measured by or determined from the gross income of Landlord; ground rents; except as permitted above, costs of a capital nature, including capital improvements, capital repairs, capital equipment, and capital tools, as determined under generally accepted accounting principles consistently applied; costs incurred because Landlord violated the terms of any lease or any other contract or obligation; overhead and profit paid to subsidiaries or affiliates of Landlord for management or other services or materials to the extent that such costs exceed the competitive costs for such services or materials if provided by a third party; items and services for which Tenant reimburses Landlord or pays third parties; costs for sculpture, paintings, or other objects of art; costs incurred to remedy structural defects in the original construction of the Building; any costs, fines, or penalties incurred because Landlord or the Project violated any applicable law, regulation or order; costs incurred to test, survey, cleanup, contain, abate, remove, or otherwise remedy hazardous wastes or asbestos-containing materials unless the same were in the Premises because of Tenant's negligence or intentional misconduct; and other expenses that under generally accepted accounting principles consistently applied would not be considered normal maintenance, repair, management or operation expenses. Landlord shall use reasonable efforts to keep Operating Costs at reasonable amounts while maintaining a high quality Project.

     b. The actual amount of additional rent payable shall be an amount equal to the tenant's proportionate share of the Operating Costs for the calendar year in question. "Calendar Year" shall mean any period during the Demised Term of this Lease commencing on January 1 and ending on the next following December 31.

     c. At the commencement of the Demised Term and thereafter through the end of the calendar year in which the Term commences, Tenant shall pay an estimated amount of $2.06/sf per year or $6,041.12 per month as Tenant's estimated additional rent. On or before December 31st of each Calendar Year during the Demised Term, or as soon thereafter as practicable but in no event later than March 1 of the next calendar year, Landlord shall give Tenant written notice of its estimate of the additional rent for the next ensuing calendar year. When the base rent shall be due and payable, Tenant

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shall also pay to Landlord one-twelfth (1/12) of such estimated additional rent, provided that if such notice is not given in December, Tenant shall continue to pay the monthly payment based on the additional rent computed for the previous calendar year until the month after such notice is given.

     d. As soon as practicable after the close of each calendar year, but in no event later than March 1 of the following calendar year, Landlord shall deliver to Tenant a final itemized statement in reasonable detail of the additional rent for the immediately preceding calendar year and such statement shall be final and binding upon Landlord and Tenant, except as hereinafter provided. If such statement shows an amount owing by Tenant that is less than the payments actually made by the Tenant for the immediately preceding calendar year, Tenant, at Tenant's option, shall be credited for such excess against the next monthly payments of additional rent, or Tenant shall be entitled to a refund of such excess. If such statement shows an amount owing by Tenant that is more than the payments actually made by the Tenant for the immediately preceding calendar year, Tenant shall pay the deficiency to Landlord within thirty (30) days after delivery of the statement. Landlord shall keep and maintain records, of all Operating Costs for a period of not less than two (2) years, which records shall be made available to Tenant at reasonable times at Landlord's offices for inspection and copying by Tenant or its representatives, at Tenant's cost. If Tenant disputes any item of Operating Costs, Tenant may engage its own accountants to verify the accuracy of the statement or the reasonableness of the estimated Operating Costs. If Tenant's accountants determine that an error has been made, Landlord and Tenant shall endeavor to agree upon the matter, failing which such matter shall be submitted to an independent certified public accountant selected by Landlord with Tenant's approval, for a determination which will be conclusive and binding upon Landlord and Tenant. All costs incurred by Tenant for Tenant's accountants shall be paid for by Tenant unless an error is determined to exist pursuant to the procedure outlined above of more than two percent (2%) of the Operating Costs, in which event Landlord shall reimburse Tenant for such costs. If it is determined that any portion of the Operating Costs were not properly chargeable to Tenant, then Landlord shall promptly credit or refund, at Tenant's option, the appropriate sum to Tenant, and Tenant's share of the Operating Costs shall be adjusted, if required.

     e. Tenant's "proportionate share", as used in this Lease, shall mean one hundred percent (100%).

9.   TENANT IMPROVEMENTS TO PREMISES. Tenant shall not make any alterations,
     -------------------------------
additions or improvements to the Premises, exterior or interior, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed, except for unattached movable fixtures which may be installed without drilling, cutting or otherwise defacing, damaging or overloading the Premises. Except as otherwise provided in this Lease or the Addendum attached hereto, all alterations, additions or improvements erected by Tenant shall be and remain the property of Tenant during the term of this Lease and Tenant shall, unless Landlord otherwise elects as provided below, remove all alterations, additions or improvements erected by Tenant and restore the Premises to their original condition, reasonable wear and tear and loss by casualty excepted, by the date of termination of this Lease; provided, however, that if Landlord so elects prior to termination of this Lease, such alterations, additions or improvements shall become the property of Landlord as of the date of termination of this Lease (unless Landlord and Tenant have otherwise agreed). All construction work done by Tenant in the Premises shall be performed in a good and workmanlike manner and in compliance with all governmental requirements.

10.  SIGNAGE. Except as otherwise permitted in this Lease or the Addendum
     -------
attached hereto, Tenant shall not install any signs (exterior or interior) visible from outside the Premises except with the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. Any permitted signs shall be maintained in compliance with applicable governmental rules and regulations governing such signs. Tenant shall be responsible to Landlord for any damage caused by the installation, use or maintenance of said signs. Tenant agrees, upon removal of said signs, to repair all damage (including discoloration) incidental thereto.

11.  RIGHT OF ENTRY; INSPECTION. Upon advance notice to Tenant (except in case
     --------------------------
of an emergency), and upon the terms and conditions contained in this Lease and the Addendum attached

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hereto, Landlord and Landlord's agents and representatives shall have the right to enter and inspect the Premises at any reasonable time during business hours, to ascertain the condition of the Premises, to make such repairs as may be required or permitted to be made by Landlord under the terms of this Lease, or to show the Premises to prospective purchasers or within the last six (6) months of the Demised Term, to prospective tenants. Landlord shall have the right to place or erect on the Premises a suitable sign indicating the Premises are available for rent during the last six (6) months of the Demised Term.

     (a) Tenant shall give written notice to Landlord at least thirty (30) days prior to vacating the Premises and shall arrange to meet with Landlord for a joint inspection of the Premises prior to vacating. In the event of Tenant's failure to give such notice or arrange joint inspection, Landlord's inspection at or after Tenant's vacating the Premises shall, if reasonable, be conclusively deemed correct for purposes of determining Tenant's responsibility for repairs and restoration.

12.  UTILITIES. Landlord represents to the best of its knowledge and belief that
     ---------
water, gas, electricity and telephone service connections are available to the Premises in a quantity and quality at least equivalent to the services provided by other first class office buildings in the Atlanta, Georgia metropolitan area; but Tenant shall pay for all gas, heat, light, power, telephone, sprinkler charges and other utilities and services used in or from the Premises, together with any taxes, penalties, surcharges or the like pertaining thereto and any maintenance charges for utilities and shall furnish all electric light bulbs and tubes. If any such services are not separately metered to Tenant, Tenant shall pay Tenant's proportionate share. Landlord agrees to cooperate, and not take any action that might interfere, with Tenant's ability to obtain any utility services. Landlord shall in no event be liable for any interruption or failure of utility services on the Premises so long as such interruption or failure of utility services is not caused by Landlord or its agents; provided, however, that if any interruption or failure of utility services to the Premises occurs, Landlord will cooperate in any efforts to restore services.

13.  ASSIGNMENT AND SUBLETTING.
     -------------------------

     (a) Tenant shall not, directly or indirectly, have the right to assign this Lease or to sublet the whole or any part of the Premises without the prior written consent of Landlord, which shall not be unreasonably withheld, conditioned or delayed. Consent to any assignment or sublease shall not be deemed a waiver of the right of Landlord to approve or disapprove a further assignment or subletting. Notwithstanding any permitted assignment or subletting, except as otherwise agreed by Landlord in connection with a permitted assignment or subletting, Tenant shall at all times remain directly, primarily and fully responsible and liable for the payment of the rent herein specified and for compliance with all of its other obligations under the terms, provisions and covenants of this Lease. Upon the occurrence of an "event of default," as hereinafter defined, if the Premises or any part thereof are then assigned or sublet, Landlord, in addition to any other remedies herein provided, or provided by law, may at its option collect directly from such assignee or subtenant all rents becoming due to Tenant under such assignment or sublease and apply such rent against any sums due to Landlord from Tenant hereunder, and no such collection shall be construed to constitute a novation or a release of Tenant from the further performance of Tenant's obligations hereunder.

     (b) In the event that Tenant assigns this Lease or sublets the Premises or any part thereof, as permitted herein, and at any time receives rent and/or other consideration which exceeds that which Tenant would at that time be obligated to pay Landlord, Tenant shall pay to Landlord fifty percent (50%) of the net excess in such rent as such rent is received by Tenant and fifty percent (50%) of any other net consideration received by Tenant from such assignee or subtenant. In addition, should Landlord agree to an assignment or sublease agreement, Tenant will pay to Landlord on demand a sum equal to all Landlord's costs, including reasonable attorney's fees, incurred in connection with such assignment or transfer, all such costs not to exceed $500.00 per assignment or transfer. If an assignment or subletting is approved, Tenant shall be entitled to deduct from any excess proceeds described in this subparagraph 13.b. its reasonable expenses incurred in connection with such assignment or subletting (including, without limitation, leasing commissions, improvements made to the Premises by Tenant for its own use and also for the transferee, costs incurred by Tenant during any period of vacancy and other reasonable out of pocket costs paid by Tenant).

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14.  INSURANCE.
     ---------

     (a) Landlord agrees to maintain standard fire and extended coverage insurance covering the buildings of which the Premises are a part in an amount not less than one hundred percent (100%) of the "replacement cost" thereof as such term is defined in the Replacement Cost Endorsement to be attached thereto, insuring against the perils of Fire, Lightning and Extended Coverage, such coverage and endorsements to be as defined, provided and limited in the standard bureau forms prescribed by the insurance regulatory authority for the State in which the Premises are situated for use by insurance companies admitted in such state for the writing of such insurance on risks located within such state. Subject to the provisions of Paragraph 15, such insurance shall be for the sole benefit of Landlord and under its sole control. Landlord also agrees to maintain comprehensive general public liability insurance with a combined single limit of not less than $1,000,000.00.

     (b) Notwithstanding, the foregoing, Tenant shall pay, as additional rent, to Landlord, Tenant's proportionate share of the cost of such insurance coverage, pursuant to Paragraph 8. Any payment to be made pursuant to this subparagraph 14.a. shall be prorated for any portion of the Demised Term which is not a full premium period under said insurance policy.

     (c) Tenant shall, throughout the term of this Lease, at its cost and expense, provide and keep in force a comprehensive general public liability insurance policy with a combined single limit of not less than $1,000,000.00. Tenant shall be solely responsible for keeping insured, to the extent Tenant elects, its own personal property located on the Premises.

     (d) All insurance provided by Tenant as required by this subparagraph 14.b. shall name, as additional insured, Landlord and any mortgagees or deed to secure debt holders of the Premises, and be carried by such responsible companies and in such form reasonably satisfactory to Landlord.

     (e) Tenant agrees to deliver to Landlord on or before the Commencement Date the original policy of insurance required by this subparagraph 14.b. or certificate thereof and evidence of payment of, premium. At least five (5) days prior to the expiration of each such policy, Tenant shall deliver to Landlord the new original policy or certificate for renewal insurance and evidence of payment of premium.

     (f) Tenant shall not violate or knowingly permit to be violated any of the conditions or provisions of any policy required by this subparagraph 14.b.

     (g) Each insurance policy (including renewal insurance) or certificates thereof issued by the insurer shall contain an agreement by the insurer that such policy shall not be canceled without at least thirty (30) days prior written notice to Landlord, and in no event shall such policies be canceled by Tenant without Landlord's prior written consent, unless such policies are being replaced with new policies meeting the requirements of this paragraph 14.

     (h) Tenant and Landlord, shall cooperate in connection with the collection of any insurance monies that may be due in the event of loss. Tenant and Landlord shall execute and deliver such proofs or loss and other instruments which may be required for the purpose of obtaining the recovery of any such insurance monies.

     (i) Any insurance provided for in this Paragraph 14 may be effected by a policy or policies of blanket insurance; provided, however, that the amount of the total insurance allocated to the Premises shall be such as to furnish in protection the equivalent of separate policies in the amount herein required, and, provided further, that in all other respects, any such policy or policies shall comply with the other provisions of this Lease. In any such case, it shall not be necessary to deliver the original of any such blanket policy, but rather a certified duplicate as such policy or certificate thereof.

     (j) Landlord hereby waives all claims against Tenant covered by insurance or, if Landlord fails to carry any insurance required by this Lease, claims that would be covered by the insurance required to be carried under this Lease and agrees that each policy of insurance carried by Landlord shall contain a waiver of subrogation under which Landlord's insurers waive any claim they may have against Tenant or any person under Tenant's control notwithstanding that the damage suffered is caused by the act, omission, fault or want of skill of Tenant or such person.

     (k) Tenant hereby waives all claims against Landlord covered by insurance or, if Tenant fails to carry any insurance required by this Lease, claims that would be covered by the insurance required to be carried under this Lease and agrees that each policy of insurance carried by Tenant shall contain a waiver of subrogation under which Tenant's insurers waive any claim they may have against Landlord or any person under Landlord's control notwithstanding that the damage suffered is caused by the act, omission, fault or want of skill of Landlord or such person.

15.  DAMAGE OR DESTRUCTION; SUBROGATION.
     ----------------------------------

     (a) If the Premises should be damaged or destroyed by fire, tornado or other casualty, Tenant shall give immediate written notice thereof to Landlord.

     (b) If the Premises shall be totally destroyed by fire, tornado or other casualty, or if they should be so damaged thereby that rebuilding or repairs cannot, in Landlord's estimation, be completed within one hundred twenty (120) days after the date upon which Landlord is notified by Tenant of such damage, either Landlord or Tenant may terminate this Lease by written notice to the other party whereupon all rights and obligations hereunder shall cease and terminate, effective upon the date of the occurrence of such damage.

     (c) Subject to the foregoing, if the Premises should be damaged or destroyed by any peril covered by the insurance required to be provided by Landlord under subparagraph 14.a, but only if neither Landlord or Tenant has terminated this Lease as provided under subparagraph 15(b), this Lease shall not be terminated, and Landlord shall, at its sole cost and expense thereupon, proceed with reasonable diligence to rebuild and repair the Premises to substantially the condition in which they existed prior to such damage, except that Landlord shall not be required to rebuild, repair or replace any part of the partitions, fixtures, additions and other improvements which may have been placed in, on or about the Premises by Tenant. If the Tenant's use and enjoyment of the Premises for its normal business operations are materially adversely affected, in whole or in part, following such damage, the rent payable hereunder during the period in which Tenant's use and enjoyment of the Premises for its normal business operations are materially adversely affected shall be abated' to such extent as may be fair and reasonable under all of the circumstances. In the event that Landlord should fail to complete such repairs and rebuilding within one hundred twenty (120) days after the date upon which Landlord is notified by Tenant of such damage, Tenant may, at its option, terminate this Lease by delivering, written notice of termination to Landlord as Tenant's exclusive remedy (provided that Landlord proceeded with reasonable diligence to perform such repairs and rebuilding), whereupon all rights and obligations hereunder shall cease and terminate.

     (d) Notwithstanding anything herein to the contrary, in the event the holder of any indebtedness secured by a mortgage or deed to secure debt covering the Premises requires that the insurance proceeds be applied in such indebtedness, then Landlord shall have the right to terminate this Lease unless Tenant agrees to pay the cost of any repairs in excess of the available insurance proceeds by delivering written notice of termination to Tenant within fifteen (15) days after such requirement is made by any such holder, whereupon all rights and obligations hereunder shall cease and terminate.

     (e) Each of Landlord and Tenant hereby releases the other from any loss or damage to property caused by fire or any other perils insured through or under them by way of subrogation or otherwise for any loss or damage to property caused by fire or any other perils insured in policies of insurance covering such property or in the policies of insurance required under this Lease, whichever is greater, even if such loss or damage shall have been caused by the fault or negligence of the other party, or anyone for whom such party may be responsible; provided, however, that this release shall be applicable and in force and effect only with respect to loss or damage occurring during such times as the releasor's policies shall contain a clause or endorsement to the effect that any such release shall not adversely affect or impair said policies or prejudice the right of the releasor to recover thereunder and then only to the extent of the insurance proceeds payable under such policies. Each of the Landlord and Tenant agrees that it will use its best efforts to cause its insurance carriers to include in its policies such a clause or endorsement. If extra costs in excess of commercially reasonable rates shall be charged therefor, each party shall advise the other thereof and of the amount of the extra costs, and the other party, at its election, may pay the same, but shall not be obligated to do so. If the other party declines to pay such extra costs, both parties shall be released of their obligation to obtain the waiver.

16.  LIABILITY. Landlord shall not be liable to Tenant or Tenant's employees,
     ---------
agents, invitees, patrons or visitors, or to any other person whomsoever, for any injury to person or damage to property on or about the Premises, resulting from and/or caused in part or whole by, the negligence or misconduct of Tenant, its employees, agents, invites, patrons or visitors, or caused by the buildings and improvements located on the Premises becoming out of repair due to activities of or arising at the instance of Tenant, its agents' or employees, use, generation, storage or disposal of toxic or hazardous materials or substances on or about the Premises due to activities of or arising at the instance of Tenant, its agents or employees, or caused by leakage of gas, oil, water or steam or by electricity emanating from the Premises, and Tenant hereby covenants and agrees that it will at all times indemnify and hold safe and harmless the Premises, Landlord and Landlord's agents and employees from any loss, liability, claims, suits, costs, expenses, including without limitation, reasonable attorney's fees and damages, both real and alleged, arising out of any such damage or injury, except injury to persons or damage to property the cause of which is the negligence or misconduct of Landlord or the failure of Landlord to repair any part of the Premises which Landlord is obligated to repair and maintain hereunder within a reasonable time after the receipt of written notice from Tenant of needed repairs. Landlord hereby covenants and agrees that it will at all times indemnify and hold safe and harmless Tenant and Tenant's agents, employees, invitees and customers from any loss, liability, claims, suits, costs, expenses, including without limitation, reasonable attorney's fees and damages, both real and alleged, for any injury to person or damage to property on or about the Premises resulting from and/or caused in part or whole by, the negligence or misconduct of Landlord, its employees, agents, invites, patrons or visitors, or caused by the buildings and improvements located on the Premises becoming out of repair due to activities of or arising at the instance of Landlord, its agents or employees, use, generation, storage or disposal of toxic or hazardous materials or substances on or about the Premises due to activities of or arising at the instance of Landlord, its agents or employees, except injury to persons or damage to property the cause of which is the negligence or misconduct of Tenant or the failure of Tenant to repair any part of the Building which Tenant is obligated to repair and maintain hereunder within a reasonable time after the receipt of written notice from Landlord of needed repairs.

17.  CONDEMNATION.
     ------------

     (a) If eighty percent (80%) or more of the gross square footage of the building in which the Premises are located should be taken for public or quasi-public use under any governmental law, ordinance or regulation by right of eminent domain, or by private purchase in lieu thereof, Landlord shall have the right to terminate this Lease and the rent shall be abated effective on the date of Landlord's election to so terminate. Additionally, if the whole or any part of the Premises should be taken for any public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof and the taking would prevent or materially interfere with the use of the Premises for the purpose for which they are being used, this Lease shall terminate, whereupon all rights and obligations hereunder shall cease and terminate, effective on the date of the physical taking of the Premises.

     (b) If part of the Premises shall be taken for any public or quasi-public use, under any governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof, and this Lease is not terminated as provided in subparagraph 17.a, this Lease shall not terminate but the rent payable hereunder during the unexpired portion of this Lease shall be reduced to such extent as may be fair and reasonable under all of the circumstances.

     (c) In the event of any such taking or private purchase in lieu thereof, Landlord and Tenant shall each be entitled to receive and retain such separate awards and/or portion of lump sum awards as may be allocated to their respective interests in any condemnation proceedings.

18.  HOLDING OVER. Tenant shall, at the termination of this Lease by lapse of
     ------------
time or otherwise, deliver immediate possession of the Premises to Landlord. If Landlord agrees in writing that Tenant may hold over after the expiration or termination of this Lease, unless the parties hereto otherwise agree in writing on the terms of such holding over, the hold over tenancy shall be subject to termination by Landlord at any time upon not less than thirty (30) days advance written notice, or by Tenant at any time upon not less than thirty (30) days advance written notice, and all of the other terms and provisions of this Lease shall be applicable during that period, except that Tenant shall pay Landlord, from time to time, upon demand, as rental for the period of any such holding over, an amount equal to one and one-fourth (1-1/4) of the rent in effect on the termination date, computed on a daily basis for each day of the hold over period. No holding over by Tenant, whether with or without consent of Landlord, shall operate to extend this Lease except as otherwise expressly provided. The preceding provisions of this Paragraph 18 shall not be construed as Landlord's consent for Tenant to hold over.

19.  QUIET ENJOYMENT. Landlord represents and warrants that it has full right
     ---------------
and authority to enter into this Lease and that Tenant, upon paying the rental herein set forth and performing its other covenants and agreements herein set forth and performing its other covenants and agreements herein set forth, shall peaceably and quietly have, hold and enjoy the Premises for the term hereof, subject to the terms and provisions of this Lease.

20.  EVENTS OF DEFAULT. The following events shall each be deemed to be an event
     -----------------
of default by Tenant under the Lease:

     (a) Tenant shall fail to pay any installment of the rent herein required within five (5) days after written notice thereof from Landlord to Tenant, provided, however, that Landlord shall not be required to give such notice more than twice in any calendar year.

     (b) Tenant shall become insolvent, or shall make a transfer to defraud creditors, or shall make an assignment for the benefit of creditors.

     (c) Tenant shall file a petition under any section or chapter of the National Bankruptcy Act, as amended, or under any similar law or statute of the United States or any State thereof, or Tenant shall be adjudged bankrupt or insolvent in proceedings filed against Tenant thereunder, and such petition or proceeding is not vacated or stayed within ninety (90) days after it is filed.

     (d) A receiver or trustee shall be appointed for all or substantially all of the assets of Tenant and such appointment is not vacated or stayed within ninety (90) days after it is made.

     (e) Tenant shall desert, abandon or vacate the Premises and cease paying rent hereunder.

     (f) Tenant shall fail to comply with any term, provision or covenant of this Lease (other than as set forth in clauses (a) through (e) in this Paragraph
20), and shall not cure such failure within thirty (30) days after written notice thereof to Tenant, unless such failure takes longer than thirty (30) days to cure and Tenant commences to cure within said thirty (30)-day period and diligently pursues the cure to completion, but in no event shall the thirty
(30)-day cure period be extended by more than sixty (60) additional days.

21.  REMEDIES. Upon the occurrence of any events of default described in
     --------
Paragraph 20 hereof, Landlord shall have the option to pursue any one or more of the following remedies without notice or demand whatsoever, but subject to the provisions of the Addendum attached to this Lease:

     (a) Terminate this Lease in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails so to do, Landlord may, without prejudice to any other remedy which it may have for possession or arrearage in rent, avail itself of dispossessory proceedings against Tenant, and Tenant agrees to pay to Landlord on demand the amount of all loss and damages which Landlord may suffer by reason of such termination, whether through inability to relet the Premises on satisfactory terms or otherwise.

     (b) Enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof pursuant to any dispossessory proceeding against Tenant, without being liable for prosecution or any claim for damages thereof, and relet the Premises and receive the rent therefor; and Tenant agrees to pay to the Landlord on demand any deficiency that may arise by reason of such reletting. In the event Landlord is successful in reletting the Premises at a rental in excess of that agreed to be paid by Tenant pursuant to the terms of this Lease, Landlord and Tenant each mutually agree that Tenant shall not be entitled, under any circumstances, to such excess rental, and Tenant does hereby specifically waive any claim to such excess rental.

     (c) Enter upon the Premises, without being liable for prosecution or any claim for damages therefor, and do whatever Tenant is obligated to do under the terms of this Lease; and Tenant agrees to reimburse Landlord on demand for any reasonable expenses which Landlord may incur in thus effecting compliance with Tenant's obligations under this Lease, and Tenant further agrees that Landlord shall not be liable for any damages resulting to the Tenant from such action, unless caused by the negligence of Landlord or performed in violation of this Lease and the Addendum attached hereto.

     (d) Landlord shall have all other rights and remedies provided by law or in equity. In the event Tenant fails to pay any installment of rent hereunder within five (5) days after such installment is due, to help defray the additional cost to Landlord for processing such late payments, Tenant shall pay to Landlord a late charge in an amount equal to five percent (5%) of such installment; and the failure to pay such amount within ten (10) days shall be an event of default hereunder after the expiration of five (5) days written notice thereof from Landlord to Tenant and such late charge having not been paid by Tenant. This provision for such late charge shall be in addition to all of Landlord's other rights and remedies hereunder or at law and shall not be construed as liquidated damages or as limiting Landlord's remedies in any manner.

     (e) Landlord shall mitigate its damages by making reasonable efforts to relet the Premises on reasonable terms. If Landlord relets for a period of time longer than the current Demised Term, then any expenses related to the new lease, including, without limitation, leasing commissions, free rent and tenant improvements, shall be allocated throughout the entire reletting term to not unduly reduce the amount of consideration received by Landlord during the remaining period of the Demised Term. Pursuit of any of the foregoing remedies shall not preclude pursuit of any of the other remedies 'herein provided or any other remedies provided by law, nor shall pursuit of any remedy herein provided constitute a forfeiture or waiver of any rent due to Landlord hereunder or any damages accruing to Landlord by reason of the violation of any of the terms, provisions and covenants herein contained. No act or thing done by the Landlord or its' agents during the Demised Term shall be deemed a termination of this Lease or any acceptance of the surrender of the Premises, and no agreement to terminate this Lease or accept a surrender of the Premises shall be valid unless in writing signed by Landlord. No waiver by Landlord or Tenant of any violation or breach of any of the terms, provisions and covenants herein contained shall be deemed or construed to constitute a waiver of any other violation or breach of any of the terms, provisions and covenants herein contained. Landlord's acceptance of the payment of rental or other payments hereunder after the occurrence of an event of default shall not be construed as a waiver of such default, unless Landlord so notifies Tenant in writing. Forbearance by Landlord to enforce one or more of the remedies herein provided upon an event of default shall, not be deemed or construed to constitute a waiver of such default or of Landlord's right to enforce any such remedies with respect to such default or any subsequent default.

     (f) Tenant agrees to indemnify and hold Landlord harmless from any and all losses, costs, expenses (including, without limitation, reasonable attorney's fees), liabilities, causes of action, suits, claims and damages arising out of or in connection with any violation or breach of, or failure of Tenant to fully and completely observe, satisfy, perform and comply with the terms and conditions of this Lease, provided, however, that Tenant shall only be responsible for Landlord's attorney's fee in the event that a judgment has been rendered or a judicial decision or ruling has been issued against Tenant.

     (g) Landlord agrees to indemnify and hold Tenant harmless from any and all losses, costs, expenses (including, without limitation, reasonable attorney's fees), liabilities, causes of action, suits, claims and damages arising out of or in connection with any violation or breach of, or failure of Landlord to fully and completely observe, satisfy, perform and comply with the terms and conditions of this Lease, provided, however, that Landlord shall only be responsible for Tenant's attorney's fee in the event that a judgment has been rendered or a judicial decision or ruling has been issued against Landlord.

22.  MORTGAGES. Tenant, hereby agrees and accepts that this Lease is and shall
     ---------
be subject and subordinate to any mortgage(s) and/or deeds to secure debt (collectively referred to as the "Mortgage") now or any time hereafter constituting a lien or charge upon the Premises or the improvements situated thereon; provided, however, that, so long as Tenant fulfills all of its obligations under this Lease, Tenant's possession of the Premises and Tenant's other rights under this Lease shall not be disturbed or impaired by the holder of any such Mortgage or any person claiming through or under Landlord.; Notwithstanding the foregoing, if the holder of any such Mortgage elects to have Tenant's interest in this Lease superior to any such instrument, then by notice to Tenant from such holder, this Lease shall be deemed superior to such lien, whether this Lease was executed before or after said Mortgage. Any documents required to be executed to confirm such subordination, nondisturbance and attornment shall be executed and delivered by the appropriate party within five
(5) business days after request in order to confirm the foregoing provisions.

     (a) If, in connection with obtaining financing or refinancing for the Premises, or a sale of the Premises, any lender or purchaser shall request reasonable modifications in this Lease as a condition to such financing or purchase, Tenant will not unreasonably withhold or delay or defer its consent thereto, provided that such modifications do not increase the obligations of Tenant hereunder or adversely affect Tenant's rights hereunder.

23.  MECHANIC'S LIENS. Tenant shall have no authority, express or implied, to
     ----------------
create or place any lien or encumbrance of any kind or nature whatever upon or in any matter to bind, the interest of Landlord in the Premises or to charge the rental payable hereunder for any claim in favor of any person dealing with Tenant, including those who may furnish materials or perform labor for any construction or repairs and each such claim shall affect and each such lien shall attached to, if at all, only the leasehold interest granted to Tenant by this instrument. Tenant covenants and agrees that it will pay or cause to be paid or have fully bonded within thirty (30) days after its receipt of notice that a lien has been filed all sums legally due and payable by it on account of any labor performed or materials furnished in connection with any work performed by or at the request of Tenant on the Premises on which any lien is or can be validly and legally asserted against its leasehold interest in the Premises or the improvements thereon and that it will save and hold Landlord harmless from any and all loss, cost or expense based on or arising out of asserted claims or liens against the leasehold estate or against the right, title and interest of Landlord in the Premises or under the terms of this Lease,

24.  NOTICES. Any notices, demands, payments or other communications required or
     -------
permitted to be delivered under this Lease shall be given by personal delivery, nationally recognized overnight courier, confirmed facsimile transmission or by deposit in the United States Mail, postage prepaid, Certified or Registered Mail, addressed to the parties hereto at the respective addresses set forth below, or at such other address as they have theretofore specified by written notice delivered in accordance herewith:

         LANDLORD                                   TENANT
         --------                                   ------
                                                  Inflow, Inc.
   1052 West Peachtree, LLC                1052 West Peachtree Street, NW
    c/o McWhirter Realty Corp.                 Atlanta, Georgia 30308
   5500 Interstate North Parkway                  Attn: General Manager
         Suite 230                         Telefax No. (___) ___-_______
   Atlanta, Georgia 30328-4662
    Attn: Barry E. McWhirter                     with a copy to:
  Telefax No. (770) 933-2797
                                                  Inflow, Inc.
                                         938 Bannock Street, Suite 300
                                           Denver, Colorado 80204
                                           Attn: Legal Department
                                          Telefax No. (303) 824-3001

All notices shall be deemed given upon personal delivery, upon receipt if sent by facsimile, the next business day after deposit with a nationally recognized overnight courier or the third business day after deposit if sent by United States Mail, except as otherwise specifically provided in this Lease and except as to the payments of rent to Landlord which shall be effective upon receipt by Landlord.

If and when included within the term "Landlord", as used in this instrument, there are more than one person, firm or corporation, all shall jointly arrange among themselves for their joint execution of such a notice specifying some individual at some specific address for the receipt of notices and payments to Landlord; if and when' included within the term "Tenant", as used in this instrument, there are more than one person, firm or corporation, all shall jointly arrange among themselves for their joint execution of such a notice specifying some individual at some specific address within the continental United States for the receipt of notices and payments to Tenant. All parties within the term "Landlord" and "Tenant", respectively, shall be bound by notices given in accordance with the provisions of this Paragraph 24 to the same effect as if each had received such notice.

25.  SECURITY DEPOSIT. In addition, Tenant shall deposit monies in the amount of
     ----------------
$39,590.00 with Landlord as a security deposit which shall be held by Landlord, without liability for interest thereon, as security for the full and faithful performance by Tenant of each and every term, covenant and condition of this Lease of Tenant. If any of the rents, or other charges or sums payable by Tenant to Landlord shall be overdue and unpaid, or should Landlord make payments on behalf of Tenant, or should fail to perform any of the terms of this Lease, then Landlord may, at its option, appropriate and apply the security deposit, or so much thereof as may be necessary to compensate Landlord toward the payment of the rents, charges or other sums due from Tenant, or towards any loss, damage or expense sustained by Landlord resulting from such default on the part of Tenant; and in such event, Tenant shall, upon demand, restore the security deposit to the original sum deposited. In the event Tenant performs all of Tenant's obligations under this Lease, the security deposit shall be returned in full to Tenant within thirty (30) days after the date of the expiration or sooner termination of the term of this Lease and the surrender of the Premises by Tenant in compliance with the provisions of this Lease.

26.  REAL ESTATE BROKER. Tenant represents and warrants that the Tenant has
     ------------------
dealt with no broker, agent or finder in connection with this Lease other than McWhirter Realty Corp. ("McWhirter"), Node Com, Inc. ("Node Com") and Insignia/ESG ("Insignia") and insofar as the Tenant knows, no other broker, agent or finder negotiated this Lease or is entitled to any commission or fee in connection herewith. Except with respect to Node Com and Insignia representing Tenant and McWhirter, Tenant agrees to indemnify, defend and hold Landlord free and harmless from and against all claims for broker's or agent's commissions or finder's fees by any person claiming to have been retained by Tenant in connection with this transaction, or any other losses, costs, expenses (including, without limitation, reasonable attorney's fees), liabilities, damages, causes of action or suits arising out of the alleged employment or use of a broker, agent or finder by Tenant. Landlord agrees to pay McWhirter, Node Com and Insignia real estate commissions pursuant to a separate agreement, and Landlord agrees to indemnify, defend and hold Tenant free and harmless from and against all claims for broker's or agent's commissions or finder's fees by any person claiming to have been retained by Landlord in connection with this transaction, or any other losses, costs, expenses (including, without limitation, reasonable attorney's fees), liabilities, damages, causes of action or suits arising out of the alleged employment or use of a broker, agent or finder by Landlord.

27.  LIMITATIONS AND LANDLORD'S LIABILITY. Any liability for damages or breach
     ------------------------------------
or nonperformance by Landlord, or arising out of the subject matter of this Lease or the relationship created hereby, shall be limited to, and collectible only out of, Landlord's interest in the Premises and in particular the proceeds received by it for the sale of the building and no personal liability is assumed by, or shall at any time be asserted against, Landlord or its affiliated corporations, its and their partners, venturers, directors, shareholders, officers, agents, servants and employees, or any of its or their successors or assigns, all such liability, if any, being expressly waived and released by Tenant. Landlord's review, supervision, commenting on or approval of any aspect of work to be done by or for Tenant is solely for Landlord's protection, and except as expressly provided, creates no warranties or duties to Tenant or to third parties.

28.  PARKING. Parking shall be available to Tenant on an exclusive basis for
     -------
forty-six (46) parking places. Tenant agrees not to overburden the parking facilities and agrees to cooperate with Landlord in the use of parking facilities. "Parking" as used herein means the use of Tenant's employees, its visitors, invitees, and customers for the parking of motor vehicles for such periods of time as are reasonably necessary in connection with use of and/or visits to the Premises. No vehicle may be repaired or serviced in the parking area and any vehicle deemed abandoned by Landlord will be towed from the project and all cost therein shall be borne by Tenant. All driveways, ingress and egress, and all parking spaces are for the joint use of all tenants. Except as otherwise provided in this Lease and the Addendum attached hereto, no area outside of the Premises shall be used by Tenant for storage without Landlord's prior written permission. There shall be no parking permitted on any of the streets. Tenant shall pay to Landlord as Additional Rent simultaneously with the payment of Base Rent a charge for each parking space (the "Parking Charge"). During the first Lease Year, the Parking Charge will be $35.00 per month per parking space. Beginning with the second Lease Year, and on the first day of each subsequent Lease Year, the Parking Charge shall be increased by three percent (3%) over the Parking Charge for the previous Lease Year. As used herein, the term "Lease Year" shall mean each twelve calendar month period during the Demised Term; provided, however, that the first Lease Year shall also include any partial month after the Commencement Date.

29.  RULES AND REGULATIONS. This Lease is subject to such reasonable rules and
     ---------------------
regulations as may hereafter be adopted and promulgated by Landlord, provided such rules and regulations (a) are not inconsistent with other rights granted to Tenant under this Lease (and, in the event of any inconsistency between the rules and regulations and this Lease, the terms and provisions of this Lease shall govern), (b) do not unreasonably interfere with Tenant's normal business operations or Tenant's use and enjoyment of the Premises, (c) do not require payment of additional monies, and (d) are provided to Tenant at least thirty
(30) days prior to the effective date thereof. Landlord agrees to use reasonable efforts to uniformly enforce all rules and regulations that are applicable to all tenants in the Building.

30.  MISCELLANEOUS.
     -------------

     (a) Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires.

     (b) The terms, provisions and covenants and conditions contained in this Lease shall apply to, inure to the benefit of, and be binding upon, the parties hereto and upon their respective heirs, legal representatives, successors and permitted assigns, except as otherwise herein expressly provided. Landlord shall have the right to assign any of its rights and obligations under this Lease.

     (c) Each party agrees to furnish to the other promptly upon demand, a corporate resolution, proof of due authorization by partners, or other appropriate documentation evidencing the due authorization of such party to enter into this Lease.

     (d) The captions inserted in this Lease are for convenience only and in no way define, limit or otherwise describe the scope or intent of this Lease, or any provision hereof, or in any way affect the interpretation of this Lease.

     (e) Time is of the essence of this Lease.

     (f) Tenant agrees from time to time within ten (10) days after request of Landlord, to deliver to Landlord, or Landlord's designee, a true and correct estoppel certificate stating whether this Lease is in full force and effect, the date of which rent has been paid, the unexpired term of this Lease and such other matters pertaining to this Lease as may be reasonably requested by Landlord. It is understood and agreed that Tenant's obligation to furnish such true and correct estoppel certificates in a timely fashion is a material inducement for Landlord's execution of this Lease. Landlord agrees from time to time within ten (10) days after request of Tenant, to deliver to Tenant, or Tenant's designee, a true and correct estoppel certificate stating whether this Lease is in full force and effect, the date of which rent has been paid, the unexpired term of this Lease and such other matters pertaining to this Lease as may be reasonably requested by Tenant. It is understood and agreed that Landlord's obligation to furnish such true and correct estoppel certificates in a timely fashion is a material inducement for Tenant's execution of this Lease.

     (g) This Lease may not be altered, changed or amended except by an instrument in writing signed by both parties hereto.

     (h) All obligations of Tenant hereunder not fully performed as of the expiration or earlier termination of the Demised Term shall survive the expiration or earlier termination of the Demised Term, including without limitation, all payment obligations with respect to taxes and insurance and all obligations concerning the condition of the Premises. Upon the expiration or earlier termination of the Demised Term, and prior to Tenant vacating the Premises, Tenant shall pay to Landlord any amount reasonably estimated by Landlord as necessary to put the Premises, including without limitation, all heating and air conditioning systems and equipment therein, in good condition and repair, reasonable wear and tear and loss by casualty excepted; however, Tenant shall not be required to return the Premises in a condition any better than the condition it was taken at the beginning of the Demised Term. Tenant shall also, prior to vacating the Premises, pay to Landlord the amount, as estimated by Landlord, of Tenant's obligation hereunder for real estate taxes and insurance premiums for the year in which this Lease expires or terminates if not previously paid as part bf the Operating Costs. All such amounts shall be used and held by Landlord for payment of such obligations of Tenant hereunder, with Tenant being liable for any additional costs therefor upon demand by Landlord, or with any excess to be promptly returned to Tenant after all such obligations have been determined and satisfied, as the case may be. Any security deposit held by Landlord shall be credited against the amount payable by Tenant under this subparagraph 30.h.

     (i) If any clause, sentence, paragraph or provision of this Lease is illegal, invalid or unenforceable under present or future laws effective during the term of this Lease, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby, and it is also the intention of the parties to this Lease that in lieu of each clause, sentence, paragraph or provision of this Lease that is illegal, invalid or unenforceable, there be added as a part of this Lease contract a clause, sentence, paragraph or provision as similar in terms to such illegal, invalid or unenforceable cause or provision as may be possible and be legal, valid and enforceable.

     (j) Provided Landlord is the prevailing party, Tenant agrees to pay reasonable attorneys' fees and expenses Landlord incurs in enforcing any of the obligations of Tenant under this Lease, or in any litigation or negotiation in which Landlord shall, by virtue of this Lease or Landlord's ownership of the Premises, become involved in, through or on account of this Lease. Provided Tenant is the prevailing party, Landlord agrees to pay reasonable attorneys' fees and expenses Tenant incurs in enforcing any of the obligations of Landlord under this Lease, or in any litigation or negotiation in which Tenant shall, by virtue of this Lease, become involved in, through or on account of this Lease.

     (k) This Lease shall create the relationship of landlord and tenant between Landlord and Tenant; no estate shall pass out of Landlord; Tenant has only a usufruct, not subject to levy and sale.

     (l) Neither this Lease, nor any memorandum, affidavit or other writing with respect thereto, shall be recorded by Tenant or by anyone acting through, under or on behalf of Tenant, and the recording thereof in violation of this provision shall make this Lease voidable at Landlord's election.

     (m) All references in this Lease to "the date hereof" or similar references shall be deemed to refer to the last date, in point of time, on which all parties hereto have executed this Lease.

     (n) This Lease may be executed in counterparts, each of which shall be deemed an original and all of which shall constitute one and the same Lease Agreement.

     (o) The Addendum attached hereto and incorporated herein by this reference contains additional provisions which are incorporated into this Lease.



                  (Remainder of page intentionally left blank)

EXECUTED BY LANDLORD, this 30th day of December, 1999.

                                             1052 WEST PEACHTREE, LLC, a Georgia
                                             limited liability company

                                             By:    /s/ Barry E. McWhirter
                                                    --------------------------
                                                    Barry E. McWhirter,
                                                    Manager


EXECUTED BY TENANT, this 29th day of December, 1999.

                                             INFLOW, INC. a Delaware corporation

                                             By:    /s/ [ILLEGIBLE]
                                                    --------------------------
                                             Title: CEO, President
                                                    --------------------------
                                             Attest:/s/ [ILLEGIBLE]
                                                    --------------------------
                                             Title: Assistant Secretary
                                                    --------------------------

                                LEASE AGREEMENT
                                ---------------

                                   Addendum
                                   --------

     This Addendum is incorporated into that certain Lease Agreement (the "Lease") by and between 1052 WEST PEACHTREE, LLC, a Georgia limited liability company ("Landlord") and INFLOW, INC., a Delaware corporation ("Tenant"), with respect to approximately 35,191 usable square feet of space (the "Premises") located at 1052 West Peachtree Street, Atlanta, Georgia (the "Building"). Terms used and not defined in this Addendum have the meanings given them in the Lease. ln the event of any conflict or inconsistency between the terms and provisions of the Lease and the terms and provisions of this Addendum, the terms and provisions of this Addendum shall control.

     1.   Access. Tenant and its customers and vendors shall have access 24
          ------
hours per day, 7 days per week, 365 days per year to the Premises, common areas, all of Tenant's equipment, including, without limitation, generators, supplemental HVAC units, conduits and antennas, power and the telephone closets serving the Premises, the parking area and loading areas, without the requirement of prior notice.

     2.   Condition of Premises. The Premises shall be delivered in the
          ---------------------
following condition:

          a. The Premises shall be delivered broom-clean, free of all non-structural, non-core interior walls to the extent provided in Exhibit D, Landlord's Work.
               ---------

          b. The roof of the Building will be in new and in good condition, suitable for the permitted use of the Premises and with a warranty of no less than ten (10) years.

          c. The Building shell shall be in compliance with all applicable laws, codes and ordinances, including the Americans with Disabilities Act (ADA).

          d. Landlord shall, within five (5) days after execution of this Lease by Tenant, provide evidence to Tenant that the floor loading capability of the Premises is not less than 100 lbs./usable sq.ft.

          e. Landlord shall provide Tenant, within five (5) days after execution of this Lease by Tenant, with any existing plans and specifications of the Building. Landlord shall provide Tenant, within five (5) days after execution of this Lease by Tenant, with any one-line drawings of the Building's mechanical and electrical systems in Landlord's possession or control. All documentation shall be provided in electronic format if available.

          f. Landlord shall provide documentation regarding Building systems, including without limitation mechanical systems, electrical systems, life-safety systems and HVAC, as reasonably requested by Tenant and to the extent in Landlord's possession or control.

     3.   Landlord's Work. Landlord shall construct the improvements to the
          ---------------
Premises set forth in Exhibit D to this Lease in a good and workmanlike manner
                      ---------
and at Landlord's sole cost and expense. The Landlord's Work shall be completed on or before February 15, 2000.

     4.   Alterations. Tenant shall have the right to perform alterations,
          -----------
including, without limitation, the initial tenant improvements, by selecting a general contractor, construction manager, subcontractors, architects and engineers of its choice, subject to Landlord's approval, which approval shall not be unreasonably withheld, conditioned or delayed. Landlord shall not receive any profit from or charge any supervisory fees for Tenant's alterations unless Tenant requests Landlord to perform supervisory work. Tenant shall have the right to perform alterations 24 hours per day, seven days per week, 365 days per year throughout the Demised Term, and shall have reasonable access to the parking areas, roof, loading docks and other common areas. Prior to commencing any alterations, Tenant shall submit plans and specifications to Landlord for approval, which approval shall not be unreasonably withheld, conditioned or delayed. If

Landlord fails to approve or disapprove such plans and specifications or any modifications thereto within five (5) business days after submission, the same shall be deemed approved by Landlord. If Landlord disapproves such plans and specifications or any modifications thereto, Landlord shall, in the written notice given to Tenant disapproving the same, specify the reasons for such disapproval. With respect to Tenant's initial improvements, if Landlord and Tenant are unable to agree upon the plans and specifications by February 15, 2000, Tenant shall have the right to terminate this Lease by notice to Landlord. Landlord shall, in the written notice given to Tenant approving any plans and specifications, notify Tenant which of the improvements, fixtures and equipment must be removed at the end of the Demised Term, which of the improvements, fixtures and equipment may (but do not have to) be removed at the end of the Demised Term, and which of the improvements, fixtures and equipment may not be removed at the end of the demised Term. If the plans and specification are deemed approved by Landlord, Landlord shall, within three (3) business days after receiving a written request therefor from Tenant, give a written notice to Tenant specifying which of the improvements, fixtures and equipment must be removed at the end of the Demised Term, which of the improvements, fixtures and equipment may (but do not have to) be removed at the end of the Demised Term, and which of the improvements, fixtures and equipment may not be removed at the end of the Demised Term. In any event, Tenant shall have the right to elect not to remove conduit, cabling, piping, electrical conductors or standard office improvements and Tenant shall have the right to remove any or all of its equipment, including generators, HVAC, batteries, UPS systems, etc. at any time during the Demised Term.

     5.   Special Systems. Tenant shall have the right, at its option, to do any
          ---------------
of the following twenty-four (24) hours per day, seven (7) days per week, 365 days per year and at any time during the Demised Term, at Tenant's expense and at no additional charge, but with Landlord's cooperation to the extent required:

          (a) To reconfigure switch equipment and facilities and to make application directly to an electricity provider serving the Building for power as desired by Tenant to service the Premises. Tenant shall have the right to make its own arrangements for power.

          (b) To install interruptible power supply (UPS) systems and associated batteries and equipment, transient voltage surge suppressor (TVSS) equipment, DC power plant, ATS equipment, power distribution cabinets and equipment and power panels, and to integrate the Building power into such systems.

          (c) To tie into any existing grounding systems in the Building, or, at Tenant's option, to install its own electrical grounding system.

          (d) To install, maintain, repair and replace from time to time, at the location outside the Building identified on Exhibit "B" to
                                                               -----------
               this Lease (the "Generator Pad") power generator(s) as required by Tenant, together with associated equipment and fuel tanks, to provide primary or backup power, or both, to Tenant's equipment, and to integrate Building power into such generators. Landlord shall provide, at no additional charge, easements and, if applicable, riser space as necessary to connect the generators to Tenant's equipment.

          (e) To install, maintain, repair and replace from time to time an independent cooling system. Tenant shall have the right to locate its HVAC equipment outside the Building or, at Tenant's option, on the roof of the Building (the "Air Conditioning Pad"). Landlord shall provide, at no additional charge, easements and, if applicable, riser space as necessary to service the Premises from the Air Conditioning Pad. Tenant shall have the right to install coolant lines to support its air conditioning systems. Tenant shall have the right to tap into Building domestic water supply in order to operate a humidifier system in the Premises. Tenant shall have the right to vent through the Building ventilation system and to install drains for the Tenant's air conditioning systems and to discard air conditioning wastewater into the Building's sewage system. Tenant shall have the right to remove or cap any heating system in the Premises provided that no uncured event of default by Tenant then exists.

          (f) To do any or all of the following: (i) convert the present sprinkler system within the Premises to a dry-pipe, pre-action system, (ii) relocate or encase any water mains or other water pipes running through or adjacent to the Premises, (iii) install an FM 200 gas system in the Premises, or (iv) install any other fire suppression system approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed.

          (g) TO do any or all of the following: (i) to reinforce floor load capacities; (ii) to cover or block up windows and/or exterior walls in the Premises, provided that such measures are reasonably acceptable to Landlord with respect to the external aesthetics of the Building; (iii) to fence in any equipment or facilities located or installed outside the Premises, provided that such fencing is reasonably acceptable to Landlord with respect to the external aesthetics of the Building; and (iv) to install manholes adjacent to the Building for bringing telecommunications fiber into the Building.

          (h) To all of the following: (i) to use existing fiber optic cabling in the Building or, at Tenant's election, to construct additional telecommunications entrances into the Building and into the Premises (including, without limitation, multiple and redundant entrances); (ii) to use existing riser space and available conduit, or at Tenant's option, to install any additional conduit and facilities required in order to connect Tenant's generator, power, HVAC equipment and piping, antennas, grounding, and related equipment and for other purposes not inconsistent with the design of such conduits or risers. Upon Tenant's request, Landlord shall provide, for Tenant's use throughout the Demised Term, easements or rights of way for telecommunications cables from the Premises to exit the Building and to the boundary of the Land as requested by Tenant.

          (i) (i) To co-locate customer equipment in the Premises without Landlord's consent, (ii) to provide short-term rights to use portions of the Premises to its customers and vendors without Landlord's consent, (iii) to connect customer equipment to telecommunications facilities in the Building, and (iv) to interconnect its telecommunications facilities with, and/or provide telecommunications services to, other tenants of the Building, and none of the foregoing actions shall violate any provisions of this Lease, including, without limitation, the use and assignment and sublet provisions thereof.

          (j) To install its own security system for the Premises, and to create a special security area within the Premises to encompass Tenant's equipment room. Landlord will cooperate with Tenant in maintaining the security for such area. Tenant shall be permitted to install security with non-building-standard locks and other access controls which restrict access to Tenant and its customers, provided that Landlord shall be provided with keys or other entry mechanisms which may be used in accordance with the terms of this Lease. Landlord shall not enter Tenant's secured equipment area or permit any janitorial, maintenance, repair or other service to such area except as approved and supervised by Tenant. Landlord or its agents shall enter Tenant's secured equipment area only after at least twenty-four (24) hours notice to Tenant and when accompanied by Tenant, except when failure to comply with the foregoing will cause imminent danger to the Premises or other portions of the Building or any person. Any entry by Landlord will be conducted with reasonable caution under the circumstances to prevent damage to or interference with any of the equipment in the area.

          (k) To install dishes, antennas and other telecommunications equipment on the roof of the Building.

          (l) To use its standard graphics on the entrance to the Building, subject to Landlord's approval, which approval shall not be unreasonably withheld, conditioned or delayed. Tenant shall be permitted, at its option and at its sole cost and expense, to place exterior signage on the Building. If Tenant so requests, Landlord shall provide standard monument signage at the entrance to the Project.

          (m) To utilize or create additional space in, on or adjacent to the Building to accommodate Tenant's equipment and facilities, including, without limitation, Tenant's generator(s) and supplemental cooling equipment.

          (n) To install, maintain, repair and replace computer, telecommunication, and other equipment in the equipment room of the Premises, so long as the floor loading patterns of such equipment do not exceed the floor load capacity. Landlord hereby consents to such floor loading.

          (o)  To install fixed telephony and HVAC systems in the Premises.

          (p) To move computer, telecommunication, and other equipment in and out of the Premises from time to time in the course of its business.

     6.   Nondisturbance. Landlord shall use its best efforts to provide to
          --------------
Tenant non-disturbance agreements from all existing and future mortgagees, beneficiaries of deeds of trust, and ground lessors.

     7.   Confidentiality. Landlord acknowledges that it may have access to
          ---------------
certain confidential information of Tenant concerning Tenant's business, facilities, operations, plans, customers, proprietary software, technology, and products ("Confidential Information"). Landlord agrees that it will not use in any way, for its own account or the account of any third party, except as expressly permitted by this Lease, nor disclose to any third party (except as required by law or to its attorneys, accountants, and other advisors and mortgagees and prospective purchasers of the Premises as reasonably necessary and subject to the confidentiality provisions hereof), any of Tenant's Confidential Information and will take reasonable precautions to protect the confidentiality of such information.

     8.   Assignment and Subletting. Notwithstanding anything to the contrary in
          -------------------------
the Lease, Tenant shall have the right to sublet or assign all or part of the Premises at any time with Landlord's consent, which shall not be unreasonably withheld, conditioned or delayed. No consent shall be required for an assignment or sublet to any subsidiary, affiliate, parent, or other related company, or in connection with a merger or sale of substantially all of Tenant's assets. Tenant's business, use of the space, including provision of co-location space to customers, shall not be considered assignment or sublet.

     9.   Landlord's Remedies. Notwithstanding anything to the contrary in the
          -------------------
Lease, (a) in no event shall Landlord have a lien on any of Tenant's equipment or other property or the property of any of Tenant's customers; (b) in no event shall Landlord be entitled to withhold services under this Lease as a remedy for Tenant's default; and (c) in no event shall Landlord be entitled to enter the Premises and remove or interfere with Tenant's property or the property of Tenant's customers without judicial process.

     10.   Landlord's Warranties. Landlord represents and warrants to Tenant:
           ---------------------
(a) Landlord has good and marketable fee simple title to the Building, including, without limitation, the Premises; (b) the Building and the Premises, as of the date hereof, are not subject to any ground lease, mortgage or deed of trust except the mortgage in favor of Premier Bank; (c) the party executing this Lease Agreement on behalf of Landlord has full power and authority to enter into this Lease Agreement on behalf of Landlord and to bind Landlord to the terms of this Lease Agreement; (d) no other party has any right to use or occupy the Premises from and after the Delivery Date, and (a) to the best of Landlord's knowledge, there are no hazardous substances in the Building, including, without limitation, asbestos or lead-based paint.

     11.   Arbitration. Any controversy or claim arising out of or relating to
           -----------
this Lease which involves less than $50,000 or which relates to a denial of any consent or approval shall be settled by arbitration administered by the American Arbitration Association under its Commercial Arbitration Rules, including the

Expedited Procedures, and judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction.

     12.   Letter of Credit. Tenant shall deposit with Landlord, on or prior to
           ----------------
the date that is seven (7) business days after the date hereof, as security for the performance by Tenant of its obligations under this Lease, a clean, unconditional, irrevocable letter of credit in favor of Landlord in the initial amount of $500,000 (the "Letter of Credit"), substantially in the form attached to this Addendum as Schedule A, issued by Silicon Valley Bank or any other
                    ----------
financial institution reasonably acceptable to Landlord. If Tenant commits a default under this Lease that is not cured within any applicable cure period, Landlord shall be entitled to draw upon the Letter of Credit (but only to the extent necessary to cure the default) and use or apply the proceeds of the Letter of Credit so drawn for the payment of Tenant's obligations under this Lease. To the extent that Landlord has not applied the Letter of Credit as described herein, the amount of the Letter of Credit shall be reduced as follows: (a) on the first day of the thirteenth (l3th) month of the Demised Term, to $333,000, and (b) on the first day of the thirty-seventh (37th) month of the Demised Term, to $167,000. If the foregoing reductions are not accomplished automatically pursuant to the terms of the Letter of Credit, Tenant shall have the right to substitute a new letter of credit to accomplish such reduction and Landlord shall cooperate with Tenant in coordinating such substitution. If the issuing financial institution notifies Landlord of its intention not to renew the Letter of Credit, Landlord shall so notify Tenant and Landlord shall not draw under the Letter of Credit until five (5) days prior to the expiration of the Letter of Credit in order to give Tenant time after such notice from the issuing financial institution to replace the Letter of Credit. Notwithstanding the foregoing, if at any time after the first twenty-four (24) months of the Demised Term and prior to the expiration of the Demised Term, Tenant delivers to Landlord (i) financial statements, prepared in accordance with generally accepted accounting principles which indicate that Tenant has a net worth of $200,000,000, or (ii) evidence that Tenant's stock is then publicly traded and has a credit rating of BBB-, the Letter of Credit shall be returned to Tenant within five (5) days, together with any amounts drawn thereunder and not utilized by Landlord as provided above. Upon the termination or expiration of this Lease, Landlord shall, within five (5) business days, redeliver to Tenant the Letter of Credit and any unused portion of funds drawn thereunder.

     1.   Renewal Provision. At least six (6) months prior to the expiration of
          -----------------
the Demised Term, Landlord shall notify Tenant whether Landlord intends to continue to offer the Premises for lease at the end of the Demised Term, which notice shall include the number of years for which Landlord intends to offer the Premises for lease and Landlord's determination of the market rent for the Premises. If Landlord intends to continue to offer the Premises for lease, Tenant shall have the right to renew this Lease for the additional term set forth in Landlord's notice at market rental rates for similar space (not taking into consideration the tenant improvements, and giving a credit for any vacant period and leasing commissions). If Tenant desires to renew this Lease, Tenant shall so notify Landlord at least thirty (30) days after receipt of Landlord's notice. If Landlord and Tenant cannot agree on the market rent, they agree to submit the matter to arbitration as provided in this Lease.

                                  Schedule A

                 FORM OF LETTER OF CREDIT FOR SECURITY DEPOSIT

                       (Letterhead and Address of Bank)

Irrevocable Standby Letter of Credit No. _______________________

                                                            Date: ___________


     Beneficiary:



                 as   "Landlord"

     Applicant:  INFLOW, Inc
                 938 Bannock Street, Suite 300
                 Denver, Colorado 80204

                 as "Tenant".


     Amount:

     Expiry Date: _______________

     Location: At our counter in ______________

Dear Sir/Mam:


     We hereby establish our Irrevocable Standby Letter of Credit No. ___________________ in your favor. Available by payment with ___________ Bank,
_________________________________, Attention:______________ of Beneficiary's
draft at sight drawn on us, and accompanied by the following documents:

     1.   The original of this letter of credit and amendment if any.
     2. A signed and dated certification from the Beneficiary stating the following:
          (a) . "A Default (as defined in the Lease) has occurred by Inflow, Inc. under that certain Lease Agreement between Inflow, Inc. and (the "Lease") and Tenant has failed to cure its default after the expiration of any applicable cure period and therefore the

                                  EXHIBIT "A"
                                  -----------

                                   EXHIBIT A

                                     Land
                                     ----

                                   [DIAGRAM]

                                  EXHIBIT "B"
                                  -----------

Premises, including parking area and equipment area

                                   EXHIBIT B

                                   Premises
                                   --------

                                   [DIAGRAM]

                                  EXHIBIT "C"
                                  -----------

Landlord and Tenant agree to attach the Plans and Specifications of the Premises for the tenant improvements to be constructed by Tenant prior to the Commencement Date. Tenant shall submit its Plans and Specifications for the initial improvements on or before February 1, 2000. Landlord's review of such Plans and Specifications shall be performed in accordance with the provisions of the Addendum attached to this Lease.

                                  EXHIBIT "D"
                                  ----------

Landlord's Work:

                                   EXHIBIT D

                                Landlord's Work
                                ---------------


Landlord's Work shall consist of the scope of work described in this Exhibit D, to be performed at Landlord's sole cost, by MarMac Construction Company, Inc. (the "Contractor") in accordance with that certain Agreement between Contractor and Landlord dated November 10, 1999 and in accordance with the following Architectural Documents dated November 1, 1999 by Rosser International, Inc., Job No. 00002.00,
Sheets:

                                   SHEET LISTS
                                   -----------

Architecture

GO.01                              Cover Sheet & Architectural Information
A2.01                              Demolition Plan
A3.01                              Architectural Floor Plan
A3.02                              Architectural Floor Plan
A3.03                              Architectural Floor Plan
A3.50                              Siteplan -- Demolition
A3.51                              Siteplan
A4.02                              Reflected Ceiling Plan
A4.03                              Reflected Ceiling Plan
A5.01                              Existing Elevations -- Demolition
A5.02                              Elevations
A6.01                              Building Sections
A6.02                              Wall Sections
A6.03                              Wall Sections
A10.01                             Partial Plan/ Elevation/ Entry
A10.02                             Partial Plan/Elevation/North
A10.03                             Partial Plan/Elevation/North
A10.04                             Partial Plan/Elevation/Spring Street
A10.05                             Partial Plan/Elevation/South

Scope of Work
-------- ----

(1)  Demolition
     a.   Scope will not change

(2)  Partitions
     a.   116 LF deck high walls restrooms

(3)  Ceilings
     a.   481 SF drywall ceilings @ restrooms

(4)  Doors
     a.   3 each doors, frames, hardware @ restrooms

(5)  Millwork
     a. 19 LF P.L. counter top

(6)  Paint & Finishes
     a.   2,101 SF walls & ceilings
     b.   3 each doors & frames
     c.   5 each steel canopy's
     d.   1 LS paint railings
     e.   270 LF paint coping
     f.   1 LS paint entrance
     g.   35,191 SF seal concrete
     h.   25,240 SF seal bricks

(7)  Electrical
     a.   All exterior lighting wired to junction box inside
     b.   All restroom fixtures, outlets & switches

(8)  HVAC
     a. Suite "A" -- One (1) 48TJD014-6-QA, 12.5 ton. Two (2) restroom exhaust fans.
     b.   Suite "D" --Three (3) 48TJD014-5-QA, 12.5 ton rooftop units and two
          (2) exhaust fans.
     c. Above systems to be Carrier; Suite "A" will be 460/3/60 -- Suite "D" will be 208/3/60.
     d.   Above systems to include the following items:
          1.   Gas heat/electric cooling
          2.   Factory curbs & economizers
          3.   Gas piping to meter
          4.   Programmable thermostats & smoke detectors
          5.   Restroom fans vented thru roof
          6. Lined ductwork for supply and return to be stubbed through roof for future connection
          7.   Drains to spill on roof
          8.   Units to be mounted over columns at beams

(9)  Flooring/Wall Tile
     a. All restrooms to have 2" x 2" floor tile and 4" x 4" wall tile to a height of 5'.

(10)  Plumbing
      a.  Men's Room:
          1.   One (1) handicapped tank toilet
          2.   One (1) regular tank toilet
          3.   One (1) Urinal
          4.   One (1) 3" floor drain with primer
          5.   Two (2) self rim lavatories
          6.   One (1) 6 gallon water heater
          7.   One (1) 25" x 22" stainless steel sink
          8.   Two (2)  1/4" c.w. lines for coffee & refrigerator ice maker.
          9.   Saw cut concrete; no removal or patch

      b.  Women's Room:
          1.   One (1) handicapped tank toilet
          2.   Two (2) regular tank toilets
          3.   Two (2) self rim lavatories
          4.   One (1) 3" floor drain with primer

      c.  Unisex Room:
          1.   One (1) handicapped tank toilet
          2.   One (1) wall hung lavoratory
          3.   One (1) 6 gallon water heater
          4.   One (1) 3" floor drain with primer

(11)  Concrete & Masonry
      a. Scope will be expanded to include new concrete sidewalk along the Spring Street frontage.

(12)  Fire Suppression
      a.  1052 West Peachtree Side
          1.   Demo existing system
          2.   Install backflow preventer

      b. 1055 Spring Street system will not change, however, Landlord will provide back flow preventer if necessary

(13)  Glass/Glazing
      a.  Scope will not change
      b.  Mirrors in restrooms

(14)  Life Safety
      a. N/A

(15) Roof Repair/Skylights
     a. Skylight allowance -- ($10,000) Spring Street-any unused balance shall be credited to Tenant
     b. New roof over West Peachtree St. side of Building, consisting of 1" perlite insulation & 4-ply built-up roof, with a minimum ten (10) year warranty.

(16) Toilet Access & Partitions
     a.   P.L. partitions
     b.   Towel dispensers, paper holders, coat hooks

(17) Miscellaneous Carpentry
     a.   Scope will not change

(18) Landscaping
     a.   Allowance $13,500

(19) Canopy
     a.   Scope will not change

(20) Pipe Rails
     a. Scope will stay the same -- but will provide opening for unloading trucks

(21) Paving
     a.   Scope will not change

(22) Brick Cleaning
     a.   25,145 SF inside and out